UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

WIZARD Entertainment, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

662 N. Sepulveda Blvd., Suite 300

Los Angeles, CA 90049

(Address of Principal Executive Offices) (Zip Code)

(310) 648-8410

(Registrant’s telephone number, including area code)

Wizard World, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 5, 2018, Wizard World, Inc. (the “Company”) changed its name to Wizard Entertainment, Inc. (the “Name Change”). The Name Change, which was effective as of October 1, 2018, was accomplished pursuant to a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on October 5, 2018. The Name Change was previously approved by the Company’s Board of Directors (the “Board”). Pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Name Change does not require approval of the Company’s stockholders. The Name Change will not affect the rights of the Company’s security holders. The Company’s common stock will continue to be quoted on the OTCQB under its current ticker symbol, “WIZD”.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment effecting the name change to Wizard Entertainment, Inc. filed with the Delaware Secretary of State dated October 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wizard Entertainment, Inc.,
a Delaware corporation

Date: October 5, 2018
	By:	/s/ John D. Maatta
John D. Maatta
Chief Executive Officer and President